Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement on Form F-3 of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria of our report dated August 31, 2007 relating to the financial statements of Banco Hipotecario S.A., which appears in the Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria´s 2007 Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Price Waterhouse & Co. S.R.L.

By    /s/ Andrés Suarez    (Partner)

Andrés Suarez

Buenos Aires, Argentina

February 15, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form F-3 of our report dated August 31, 2007 relating to the financial statements of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial and Other Information” in such Registration Statement.

Price Waterhouse & Co. S.R.L.

By    /s/ Andrés Suarez     (Partner)

Andrés Suarez

Buenos Aires, Argentina

February 15, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form F-3 of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria of our report dated August 31, 2007 relating to the financial statements of IRSA Inversiones y Representaciones Sociedad Anónima, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Price Waterhouse & Co. S.R.L.

By    /s/ Andrés Suarez    (Partner)

Andrés Suarez

Buenos Aires, Argentina

February 15, 2008